Exhibit 99.1

     SCBT Financial Corporation Reports Second Quarter 2004 Earnings

    COLUMBIA, S.C.--(BUSINESS WIRE)--July 15, 2004--SCBT Financial Corporation (NASDAQ: SCBT) the holding company for South Carolina Bank and Trust and South Carolina Bank and Trust of the Piedmont, reports earnings for the second quarter of 2004.

    Results of Operations and Financial Results

    Please refer to the accompanying tables for detailed comparative data on results of operations and financial information. Net income for the 2004 second quarter was $3,325,000, compared with $3,811,000 in the second quarter of 2003, a 12.8 % decrease. Diluted earnings per share for the quarter were $0.43 compared to $0.50 in the second quarter of 2003. Net income for the first six months of 2004 was $6,690,000, down 7.5% from $7,232,000 a year ago. Diluted earnings per share for the first half were $0.87 compared to $0.94 last year. "Second quarter results were comparable to the first quarter, though, like many depository institutions, not on a level with last year's strong performance, which was enhanced by substantial mortgage loan fee income realized in a refinance wave," said C. John Hipp, III, President and Chief Executive Officer. "While the low interest rate environment continues to challenge our net interest income, we were able to expand our net interest margin compared to both this year's first quarter and last year's second quarter. Additionally, we experienced very strong loan growth throughout the first half of 2004, and the portfolio exceeded $1 billion for the first time at the end of June."
    Average earning assets increased by $67 million, or 5.9%, and average deposit balances were up by $39 million, or 4.1%, for the quarter compared to similar balances in the same period last year. In second quarter comparisons, average loans increased $121 million, or 13.5%, funded by deposit growth and decreases in average investment securities and mortgage loans held for sale. Total assets at June 30, 2004 were $1,330,806,000, up 8.3% from a year ago. Total shareholders' equity was $113,820,000 at the end of the 2004 second quarter, an increase of 5.3% from the prior year. The strong capital position of the Company is reflected in a mid-year book value per common share of $14.83 and a total equity-to-assets ratio of 8.55%. The second quarter and year-to-date 2004 results represent annualized returns on average assets of 1.04% and 1.07%, respectively, and annualized returns on average total equity of 11.69% and 11.80%, respectively. Comparable ratios for the same periods in 2003 were 1.26% and 1.23% for ROA, and 14.29% and 13.77% for ROE.
    Non-taxable equivalent net interest income (before provision for loan losses) was $13,278,000 for the quarter, up 6.3% from $12,488,000 in the comparable period last year. In spite of the Federal Reserve's recent quarter-point short-term rate increase, rate decreases over the previous thirty months have produced a historically low interest rate environment. The result for depository institutions has been a compression of net interest margins. SCBT's margins have experienced this pressure like others in the industry; however, the Company achieved comparably strong 4.53% and 4.48% taxable net interest margins for the quarter and year-to-date, respectively. In spite of low interest rates, earning asset growth, most notably in the loan portfolio, has produced 6.3% and 3.8% increases in net interest income for the three and six month periods of 2004, compared to the same periods a year ago. Further rate increases by the Federal Reserve may serve to mitigate to an extent some of the net interest margin pressure encountered by many depository institutions.
    Non-interest income for the second quarters of 2004 and 2003 was $6,309,000 and $5,700,000 respectively. This 10.7% increase was mainly attributable to an $953,000 pretax gain ($619,000 after tax) on the sale of the banks' credit card portfolios, offsetting a 39.3% decrease in secondary market mortgage origination fees, the result of a slow-down in refinancing activity this year. Non-interest expenses were $13,102,000 in the second quarter, up 7.4% from $12,195,000 in the comparable period of 2003. This increase was mainly due to higher occupancy costs, expenses associated with outside services and real estate property taxes. The Company also incurred expenses in connection with the formation of The Mortgage Banc and various office moves and personnel relocations. These increases were partially offset by lower salaries and employee benefits expense.
    SCBT continues to produce asset quality measurements that compare favorably with regional and national peers. Nonperforming loans totaled $4,678,000 at June 30, 2004, representing 0.45% of period-end loans. Other real estate owned at quarter end was $1,455,000. The allowance for loan losses was $13,366,000 and represented 1.27% of total loans, net of unearned income. The current allowance for loan losses provides 2.86 times coverage of period-end nonperforming loans and approximately 7.2 times coverage of second quarter annualized net charge-offs. Net charge-offs in the second quarter totaled $462,000, or an annualized 0.18% of average loans net of unearned income. The provision for loan losses for the quarter was $1,594,000 compared to $230,000 in the comparable period last year. The higher provision is a prudent response to strong loan demand over the first six months, reflects management's continued focus on asset quality, and is intended to increase the allowance for loan losses in conjunction with the strong loan growth. (The loan data above do not include mortgage loans held for sale.)
    Each of the Company's operating subsidiaries performed profitably during the quarter. South Carolina Bank and Trust, headquartered in Orangeburg, SC, had net income of $3,031,000. South Carolina Bank and Trust of the Piedmont, headquartered in Rock Hill, SC, had earnings of $395,000.
    C. John Hipp, III continued, "We are working hard to improve upon recent earnings results and have many reasons to feel confident about the future. Loan growth for the first six months of 2004 has been excellent, and we continue to scrutinize our asset yields and our noninterest income activities for earnings enhancement opportunities. Our close attention to noninterest expenses has produced decreases in compensation costs in the second quarter and first half of 2004. During the second quarter we were excited to announce the formation of The Mortgage Banc, which will operate as a subsidiary of South Carolina Bank and Trust. Under the talented and experienced leadership of John Pollok, this company is focusing initially on providing mortgage products, services and consulting to other financial institutions and mortgage companies throughout the Southeast. Mortgage lending has been a key revenue source for SCBT in recent years, and we intend to take full advantage of this core strength through this new business venture. The recent upward rate movement, though cautious, was enabled by a generally improving overall economy. This was an encouraging sign in the midst of unsettling political and military events both domestic and abroad. Going forward we will continue to seek opportunities for measured growth and additional income sources, as we apply analysis and discipline in our approach to expense management. As we celebrate our 70th anniversary in the banking business in South Carolina, we reflect on a long history of sound growth and solid earnings, and we are most optimistic about our future."
    SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 33 financial centers in 12 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT".

    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, SCBT through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgement of SCBT's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by SCBT with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of SCBT or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)


 EARNINGS
 SUMMARY         Three Months Ended           Six Months Ended
(non tax             June 30,          %          June 30,         %
 equivalent)      2004       2003    Change    2004      2003   Change
                 ------   -------    ------   ------    ------  -----

Interest
 income        $16,383    $16,475    -0.6%   $31,941    $32,844  -2.7%
Interest
 expense         3,104      3,987   -22.1%     6,211      8,056 -22.9%
                -------   -------   -----     ------     ------  -----
Net interest
 income         13,278     12,488     6.3%    25,731     24,788   3.8%
Provision for
 loan losses/a   1,594        230   592.9%     2,382      1,069 122.9%
Noninterest
 income          6,309      5,700    10.7%    12,026     11,082   8.5%
Noninterest
 expense        13,102     12,195     7.4%    25,588     23,824   7.4%
                ------    -------    ----     ------     ------  -----
Earnings
 before
 income taxes    4,892      5,763   -15.1%     9,786     10,977 -10.8%
Provision for
 income taxes    1,568      1,952   -19.7%     3,096      3,744 -17.3%
                -------    ------   ------     -----     ------ ------
Net earnings    $3,325     $3,811   -12.8%    $6,690     $7,232  -7.5%
                ======     ======   ======     =====     ====== ======

Basic
 earnings per
 share          $0.432     $0.496   -13.0%    $0.868     $0.942  -7.9%
                ======     ======   ======     =====      =====  ====
Basic
 weighted
 average
 shares      7,701,850  7,678,963     0.3% 7,706,123  7,676,287   0.4%

Diluted
 earnings per
 share          $0.427     $0.491   -13.0%    $0.859     $0.934  -8.0%
                ======      =====   ======     =====      =====  =====
Diluted
 weighted
 average
 shares      7,776,823  7,755,277     0.3% 7,786,987  7,743,526   0.6%

 Cash
  dividends
  declared
  per common
  share          $0.17      $0.16     6.3%     $0.34      $0.32   6.6%
 Dividend
  payout
  ratio          38.95%     35.91%             37.32%     34.01%


                              AVERAGE for Quarter
                                    Ended
             -----------------------------------------------------

BALANCE SHEET   Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,
 HIGHLIGHTS       2004       2004       2003       2003       2003
             ---------- ---------- ---------- ---------- ----------
Mortgage
 loans held
 for sale      $17,504    $11,913    $16,360    $79,218    $48,724
Total
 loans/a     1,015,839    962,598    924,911    905,855    895,261
Total
 investment
 securities    158,637    145,464    162,944    170,164    172,487
Earning
 assets      1,202,335  1,151,180  1,113,805  1,158,996  1,135,746
Total assets 1,289,846  1,235,565  1,191,277  1,235,528  1,209,091
Noninterest
 bearing
 deposits      203,562    178,439    179,488    189,071    174,141
Interest
 bearing
 deposits      799,440    793,789    769,255    778,286    789,391
Total
 deposits    1,003,003    972,228    948,743    967,356    963,531
Nondeposit
 borrowings    163,625    142,997    125,106    154,723    132,183
Shareholders'
 equity        114,362    113,177    110,659    108,599    106,990


                        AVERAGE for Six Months
                                Ended
                        ----------------------
BALANCE SHEET        30-Jun-2004 30-Jun-2003   Change
 HIGHLIGHTS          ----------- ---------- ----------
Mortgage loans held
 for sale               $14,709    $38,727      -62.0%
Total loans/a           989,218    884,285       11.9%
Total investment
 securities             152,051    170,249      -10.7%
Earning assets        1,176,757  1,111,056        5.9%
Total assets          1,262,706  1,184,111        6.6%
Noninterest bearing
 deposits               191,001    161,447       18.3%
Interest bearing
 deposits               796,614    773,808        2.9%
Total deposits          987,615    935,255        5.6%
Nondeposit borrowings   153,311    136,377       12.4%
Shareholders' equity    113,975    105,923        7.6%

                                    ENDING Balance
              --------------------------------------------------------
                Jun. 30,    Mar. 31,   Dec. 31,   Sep. 30,    Jun. 30,
BALANCE SHEET     2004       2004       2003        2003       2003
 HIGHLIGHTS   ----------- ---------- ---------- ----------- ----------
Mortgage loans
 held for sale   $13,764    $18,633    $12,346     $35,923    $53,934
Total loans/a  1,050,074    990,648    938,760     913,381    899,070
Total investment
 securities      171,358    144,078    152,009     162,192    183,454
Allowance for
 loan losses/a   (13,366)   (12,234)   (11,700)    (11,473)   (11,112)
Premises and
 equipment        33,470     32,496     32,180      32,010     31,932
Total assets   1,330,806  1,279,631  1,197,692   1,198,821  1,229,244
Noninterest
 bearing
 deposits        209,398    198,015    169,192     184,760    196,855
Interest bearing
 deposits        798,419    803,056    777,086     748,752    789,073
Total deposits 1,007,817  1,001,071    946,278     933,511    985,928
Nondeposit
 borrowings      200,581    153,536    133,017     149,916    130,833
Total
 liabilities   1,216,986  1,164,621  1,085,343   1,088,973  1,121,172
Shareholders'
 equity          113,820    115,010    112,349     109,848    108,071
Actual # shares
 outstanding   7,674,221  7,719,390  7,690,186   7,686,107  7,681,616

  /a Loan data excludes mortgage loans held for sale.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

----------------------------------------------------------------------
NONPERFORMING
 ASSETS (ENDING  Jun. 30,     Mar. 31,  Dec. 31,   Sep. 30,   Jun. 30,
 balance)           2004        2004      2003       2003       2003
               ----------- ---------- ---------- ---------- ----------
Nonaccrual loans   $3,678     $5,465     $4,669     $3,443     $3,437
Other real
 estate owned       1,455      1,554      1,465      1,540        670
Accruing loans
 past due 90
 days or more       1,000      1,447      2,082      2,281      1,774
               ----------- ---------- ---------- ---------- ----------
Total
 nonperforming
 assets            $6,133     $8,466     $8,216     $7,264     $5,881
               =========== ========== ========== ========== ==========

Total nonperforming
 assets as a
 percentage of
 total loans
 and OREO/a          0.58%      0.85%      0.87%      0.79%      0.65%
               =========== ========== ========== ========== ==========

                                  Quarter Ended
               -------------------------------------------------------
ALLOWANCE FOR     Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,
 LOAN LOSSES/a     2004       2004       2003       2003       2003
               ----------- ---------- ---------- ---------- ----------
Balance at
 beginning of
 period           $12,234    $11,700    $11,473    $11,112    $11,233
Loans charged
 off                 (519)      (458)      (380)      (554)      (678)
Loan recoveries        57        204        161         84        327
               ----------- ---------- ---------- ---------- ----------
 Net(charge-offs)
  recoveries         (462)      (254)      (219)      (470)      (351)
Provision for
 loan losses        1,594        788        446        831        230
               ----------- ---------- ---------- ---------- ----------
Balance at end
 of period         13,366     12,234     11,700     11,473     11,112
               =========== ========== ========== ========== ==========

Allowance for
 loan losses as
 a percentage of
 total loans/a       1.27%      1.23%      1.25%      1.26%      1.24%
               =========== ========== ========== ========== ==========
Allowance for
 loan losses as
 a percentage of
 nonperforming
 loans             285.71%    177.00%    173.30%    200.44%    213.22%
               =========== ========== ========== ========== ==========
Net charge-offs
 as a percentage
of average loans
 (annualized)/a      0.18%      0.11%      0.09%      0.21%      0.16%
               =========== ========== ========== ========== ==========
Provision for
 loan losses as
 a percentage
 of average
 total loans
 (annualized)/a      0.63%      0.33%      0.19%      0.36%      0.10%
               =========== ========== ========== ========== ==========

LOAN PORTFOLIO
 (ENDING         Jun. 30,              Jun. 30,
 balance)/a       2004     % of Total    2003     % of Total
               ----------- ---------- ---------- ----------
Commercial       $125,081      11.91%  $107,747      11.97%
Consumer           99,922       9.51%   103,558      11.50%
Real estate:
  Commercial      392,745      37.39%   344,539      38.28%
  Consumer        286,959      27.32%   233,050      25.89%
Firstline         122,397      11.65%    93,820      10.42%
Other loans        23,398       2.23%    17,418       1.94%
               ----------- ---------- ---------- ----------
Total loans
 (gross)/a      1,050,501     100.00%   900,132     100.00%
Unearned income      (426)         0     (1,061)         0
               ----------- ---------- ---------- ----------
Total loans
 (net of
 unearned
 income)/a     $1,050,074     100.00%  $899,070     100.00%
               =========== ========== ========== ==========

Mortgage loans
 held for sale    $13,764               $53,934


                                 Quarter  Ended
               -------------------------------------------------------
                 Jun. 30,    Mar. 31,   Dec. 31,  Sept. 30,   Jun. 30,
SELECTED RATIOS    2004       2004       2003       2003       2003
               ----------- ---------- ---------- ---------- ----------

Return on
 average assets
 (annualized)      1.04%      1.10%      1.22%      1.25%      1.26%
              =========== ========== ========== ========== ==========

Return on
 average equity
 (annualized)    11.69%     11.96%     13.15%     14.20%     14.29%
              =========== ========== ========== ========== ==========

Net interest
 margin (tax
 equivalent)       4.53%      4.44%      4.51%      4.50%      4.50%
              =========== ========== ========== ========== ==========

Efficiency
 ratio (tax
 equivalent)      66.04%     67.74%     66.38%     65.50%     66.10%
              =========== ========== ========== ========== ==========

End of period
 book value per
 common share    $14.83     $14.90     $14.61     $14.29     $14.07
              =========== ========== ========== ========== ==========

End of period #
 shares       7,674,221  7,719,390  7,690,186  7,686,107  7,681,616
              =========== ========== ========== ========== ==========

End of period
 Equity-to-
 Assets            8.55%      8.99%      9.38%      9.16%      8.79%
              =========== ========== ========== ========== ==========


                    Six Months Ended
                 ----------------------
                 30-Jun-2004 30-Jun-2003
                 ----------- ----------
SELECTED RATIOS

Return on
 average assets
 (annualized)        1.07%      1.23%
               =========== ==========

Return on
 average equity
 (annualized)       11.80%     13.77%
               =========== ==========

Net interest
 margin (tax
 equivalent)         4.48%      4.59%
               =========== ==========

Efficiency
 ratio (tax
 equivalent)        66.86%     65.46%
               =========== ==========


   /a  Loan data excludes mortgage loans held for sale.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                               Three Months Ended
               -------------------------------------------------------
                       June 30, 2004                June 30, 2003
               --------------------------- ---------------------------
                 Average                     Average
YIELD ANALYSIS   Balance   Interest  Yield   Balance  Interest  Yield
                                   (NON-TE)                   (NON-TE)
               ----------- -------- ------ ----------- -------- ------
Interest Earning
Assets:
Total Interest
Earning Assets $1,202,335   16,383   5.48% $1,135,746   16,475   5.82%

Noninterest
 Earning
 Assets:
Total
 Noninterest
 Earning Assets    87,512                      73,345

               -----------                 -----------
Total Assets   $1,289,846                  $1,209,091
               ===========                 ===========

Interest
 Bearing
 Liabilities:
Total Interest
 Bearing
 Liabilities     $963,065   $3,104   1.30%   $921,574   $3,987   1.74%

Noninterest
 Bearing
 Liabilities:
Total
 Noninterest
 Bearing
 Liabilities      212,419                     178,919
Shareholders'
 Equity           114,362                     108,599
               -----------                 -----------
Total Non-IBL
 and
 Shareholders'
 Equity           326,781                     287,518

               -----------                 -----------
Total
 Liabilities
 and
 Shareholders'
 Equity        $1,289,846                  $1,209,091
               ===========                 ===========

Net Interest Income and
 Margin (NON-TAX EQUIV.)   $13,278   4.44%             $12,488   4.41%
                           ======== ------             ======== ------
Net Interest
 Margin (TAX
 EQUIVALENT)                         4.53%                       4.50%
                                    ======                      ======


                                 Six Months Ended
               -------------------------------------------------------
                      June 30, 2004                June 30, 2003
                          2004                        2003
               --------------------------- ---------------------------
                 Average                     Average
YIELD ANALYSIS   Balance   Interest Yield    Balance   Interest Yield
                                     (NON-                       (NON-
                                      TE)                         TE)
               ----------- -------- ------ ----------- -------- ------
Interest
 Earning
 Assets:
Total Interest
 Earning
 Assets        $1,176,757  $31,941   5.46% $1,111,056  $32,844   5.96%

Noninterest
 Earning
 Assets:
Total
 Noninterest
 Earning Assets    85,949                      73,054

               -----------                 -----------
     Total
      Assets   $1,262,706                  $1,184,111
               ===========                 ===========

Interest
 Bearing
 Liabilities:
Total Interest
 Bearing
 Liabilities     $949,925   $6,211   1.31%   $910,185   $8,056   1.78%

Noninterest
 Bearing
 Liabilities:
Total
 Noninterest
 Bearing
 Liabilities      198,805                     168,002
Shareholders'
 Equity           113,975                     105,923
               -----------                 -----------
Total Non-IBL
 and
 Shareholders'
 Equity           312,780                     273,925

               -----------                 -----------
Total
 Liabilities
 and
 Shareholders'
 Equity        $1,262,706                  $1,184,111
               ===========                 ===========

Net Interest Income and
 Margin (NON-TAX EQUIV.)   $25,731   4.40%             $24,788   4.50%
                           ======== ------             ======== ------
Net Interest
 Margin (TAX
 EQUIVALENT)                         4.48%                       4.59%
                                    ======                      ======


                       Three months              Six months
                          ended                    ended
                         June 30,                 June 30,
                     -----------------        -----------------
NON-INTEREST INCOME                      %                        %
 & EXPENSE              2004     2003  Change    2004     2003  Change
                     -------- -------- ------ -------- -------  ------
Noninterest income:
   Service charges on
    deposit accounts  $2,945   $2,812    4.7%  $5,754   $5,679    1.3%
   Secondary market
    mortgage fees      1,117    1,839  -39.3%   1,957    3,284  -40.4%
   Trust fees            140      208  -32.4%     279      391  -28.8%
   Other service
    charges,
    commissions, fees  2,107      841  150.6%   4,036    1,727  133.7%
                     -------- --------        -------- --------
         Total
          noninterest
          income      $6,309   $5,700   10.7% $12,026  $11,082    8.5%
                     ======== ========        ======== ========
Noninterest expense:
   Salaries and
    employee benefits $6,927   $7,144   -3.0% $13,759  $13,854   -0.7%
   Net furniture and
    equipment expense  1,124    1,093    2.8%   2,197    2,114    3.9%
   Net occupancy
    expense              884      687   28.8%   1,665    1,347   23.6%
   Amortization          129      144  -10.8%     246      289  -14.8%
   Other               4,042    3,127   29.3%   7,726    6,220   24.1%
                     -------- --------        -------- --------
         Total
          noninterest
          expense    $13,102  $12,195    7.4% $25,588  $23,824    7.4%
                     ======== ========        ======== ========




    CONTACT: SCBT Financial Corporation
             C. John Hipp, III, CEO, 803-771-2265
             Fax: 803-765-1966